Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
OFFSHORE LOGISTICS DELAWARE, INC.
ARTICLE I
The name of the corporation is Offshore Logistics Delaware, Inc.
ARTICLE II
The corporation shall have perpetual existence.
ARTICLE III
     The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
Section One
Capitalization Designations and Dividend Preferences
     1.1 Capitalization. The corporation has authority to issue 23,000,000 shares, of which 20,000,000 shares, of the par value of $.01 each, shall be designated Common Stock, and of which 3,000,000 shares, of the par value of $.01 each. shall be designated Preferred Stock. The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued and undesignated Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the board of directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:
a)	the number of shares that shall constitute any such series and whether the aforesaid number of shares may be increased or decreased by action of the board of directors;

b)	whether the shares of any such series shall be convertible into or exchangeable for shares of stock of any other class or classes or shares of any other series of the same class;

c)	the price or prices, or the rate or rates, of conversion if the board determines that the shares of any such series shall be convertible;

d)	any limitations or restrictions to be effective while any shares of any such series are outstanding upon the payment of dividends or the making of other distributions or upon the acquisition in any manner by the corporation or any of its subsidiaries of any of the shares of the corporation’s common, preferred, or other class or classes of stock;

e)	any conditions or any restrictions upon the creation of indebtedness of the corporation or any of its subsidiaries or upon the issuance of any additional stock of any kind while the shares of any series are outstanding;

f)	the annual rate of dividends, it any, payable on the shares of any such series and the conditions upon which such dividends shall be payable;

g)	whether dividends, if authorized in accordance with subsection (f), shall be cumulative and, if so, the date from which such dividends shall be cumulative;

h)	voting rights, if any;

i)	when and at what price or prices (whether in cash or in debentures of the corporation) the shares of any such series shall be redeemable or, at the option of the corporation, exchangeable or both;

j)	whether the shares of any such series shall be subject to the operation of any purchase, retirement or sinking fund or funds and, if so, the terms and provisions relative to the operation of any such fund or funds;

k)	the amount payable on the shares of any such series in the event of voluntary liquidation, dissolution or winding up of the affairs of the corporation; and any other powers, preferences and relative, participating, option and other special rights, and any qualifications, limitations and restrictions thereof.
     1.2 Quantity; designations. Of the aforesaid 3,000,000 shares of Preferred Stock. 499,456.18 shares shall constitute nine separate series of Preferred Stock designated “Series B-l Convertible Preference Shares”, “Series B-2 Convertible Preference Shares”, “Series B-3 Convertible Preference Shares”, “Series B-4 Convertible Preference Shares”, “Series B-5 Convertible Preference Shares”, “Series B-6 Convertible Preference Shares”, “Series B-7 Convertible Preference Shares”, “Series B-8 Convertible Preference Shares”, and “Series B-9 Convertible Preference Shares” (herein collectively, referred to as the “Series B Convertible Preference Shares”).
     The Series B Convertible Preference Shares shall be divided into nine series as follows:

Series B-1 Convertible Preference Shares	30,565.89 shares

Series B-2 Convertible Preference Shares	240,046.23 shares

Series B-3 Convertible Preference Shares	13,922.68 shares

Series B-4 Convertible Preference Shares	20,643.98 shares

Series B-5 Convertible Preference Shares	37,447.21 shares

Series B-6 Convertible Preference Shares	96,018.49 shares

Series B-7 Convertible Preference Shares	45,528.84 shares

Series B-8 Convertible Preference Shares	1,760.34 shares

Series B-9 Convertible Preference Shares	13,112.53 shares
     Each series of Series B Convertible Preference Shares shall be identical in all respects, with equal rights and preferences, except for the liquidation preferences specified for each said series in Section 2.2(C) of this Article IV and the conversion rights specified for each said series in Section 2.3 of this Article IV.
     1.3 Order of preference. Dividends shall be paid on, and distributions in liquidation shall be made with respect to, the shares of the corporation in the following order of preference:

first	-	Series B Convertible Preference Shares

second	-	Any other class or series of Preferred Stock

third	-	Common Stock
Section Two
Series B Convertible Preference Shares

     2.1 Rate; accrual; payment. The dividend rate on the Series B Convertible Preference Shares shall be $2.4375 per share per annum, payable quarterly on the first days of January, April, July, and October, and commencing April 1, 1987; said dividends shall be non-cumulative; and the date from which dividends thereon shall accrue shall be the date of issuance; provided that such dividends shall not be required to be paid with respect to any quarter-yearly dividend period unless dividends are declared or paid with respect to any part of such period on any other capital stock of the corporation, and further provided that if the number of shares of Series B Convertible Preference Shares shall hereafter be increased by the board of directors or stockholders, dividends on such additional shares may accrue from such other date or dates as may be fixed by the board of directors.
     2.2 Preferences.
     (A) So long as any shares of Series B Convertible Preference Shares shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock, or otherwise, be paid or declared, or any distribution be made on, any class or series of shares ranking on a parity with or junior to the Series B Convertible Preference Shares as to dividends or distribution of assets upon liquidation, nor shall any shares of a class or series of shares on a parity with or junior in preference to the Series B convertible Preference Shares be purchased, redeemed, retired, or otherwise acquired for a valuable consideration by the corporation unless all dividends required to be paid under Section 2.1 hereof for all past quarter-yearly dividend periods for which such dividends shall be so required to be paid shall in fact have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon specified herein for the then-current quarter-yearly dividend period shall have been paid or declared if such dividend shall be required to be paid under Section 2.1 hereof with respect to such then-current quarter-yearly dividend period.
     (B) No shares of Series B Convertible Preference Shares or Preferred Stock ranking on a parity with the Series B Convertible Preference Shares shall be purchased, redeemed, retired, or otherwise acquired for a valuable consideration unless all dividends required to be paid under Section 2.1 hereof for all past quarter-yearly dividend periods for which such dividends shall be so required to be paid shall in fact have been paid, or declared and a sum sufficient for the payment thereof set apart.
     (C) The holders of each of the hereinafter designated series of Series B Convertible Preference Shares shall be entitled to receive the following amount per share in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the corporation (the per share “liquidation preference” of each such series):

Series B-1 Convertible Preference Shares	$49.92

Series B-2 Convertible Preference Shares	$16.41

Series B-3 Convertible Preference Shares	$83.17

Series B-4 Convertible Preference Shares	$92.91

Series B-5 Convertible Preference Shares	$50.60

Series B-6 Convertible Preference Shares	$151.59

Series B-7 Convertible Preference Shares	$58.92

Series B-8 Convertible Preference Shares	$182.35

Series B-9 Convertible Preference Shares	$63.10

     After such payment shall have been made in full to the holders of the Series B Convertible Preference Shares, the remaining assets and funds of the corporation shall be distributed among the shares of series or classes of shares junior in preference to the Series B Convertible Preference Shares according to their respective rights. In the event the assets of the corporation available for distribution to holders of the Series B Convertible Preference Shares shall not be sufficient to make the payment required by the corporation’s Certificate of Incorporation to be made in full to the holders of all such shares, such assets shall be divided among said nine series of Series B Convertible Preference Shares, or such lesser number of series as shall then be outstanding, so that the amount of such available assets allocated to each such series equals the product obtained by multiplying the total amount of assets available for distribution to holders of Series B Convertible Preference Shares by a fraction, the numerator of which is the total liquidation preference of all shares of such series and the denominator of which is the total liquidation preference of all shares of Series B Convertible Preference Shares. Such assets allocated to each such series of Series B Convertible Preference Shares shall be distributed to the holders of Series B Convertible Preference Shares pro rata in proportion to the amounts payable hereunder upon each share thereof.
     (D) Nothing contained in this Section 2.2 shall prohibit the conversion of Series B Convertible Preference Shares pursuant to Section 2.3 of this Article IV.
     2. 3 Conversion. Each share of Series B Convertible Preference Shares shall be convertible as follows:
     (A) In the case of the Series B-1 Convertible Preference Shares:
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York,

New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which the principal amount (and all accrued interest thereon) of all loans made to Air Logistics, Inc. (“ALI”) under the following agreements between ALI and Aerospatiale Helicopter Corporation, as amended from time to time, have been paid in full:
     Purchase Agreement No. V-945 dated January 16, 1979, between Aerospatiale Helicopter corporation and ALI, relating to one Aerospatiale Model AS-355F Twin Star helicopter bearing Manufacturer’s Serial No. 5025 and FAA Registration No. N5775H, and the related Promissory Note PN-945R dated October 5, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Promissory Note PN-947R dated October 14, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Promissory Note PN-949R dated October 27, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Promissory Note PN-954R dated December 14, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Purchase Agreement No. V-955 dated January 16, 1979 between Aerospatiale Helicopter Corporation, Seller (the “Seller”). and ALI, Buyer (the “Buyer”), as amended by Purchase Agreement Amendment #1 dated January 14, 1981 between the Seller and the Buyer, Purchase Agreement Amendment #2 dated May 18, 1981 between the Seller and the Buyer, and Purchase Agreement Amendment #3 dated October 1, 1981 between the Seller and the Buyer, relating to one Aerospatiale Model AS-355F Twin Star helicopter bearing Manufacturer’s Serial No. 5058, and FAA Registration No. N5787E, and the related Promissory Note PN-955R dated December 14, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Promissory Note PN-956R dated December 14, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Purchase Agreement No. V-943 dated January 16, 1979 between Aerospatiale Helicopter Corporation, Seller (the “Seller”) and ALI, Buyer (the “Buyer”), as amended by Purchase Agreement Amendment #1 dated January 14, 1981 between the Seller and the Buyer, Purchase Agreement Amendment #2 dated May 18, 1981 between the Seller and the Buyer, relating to one Aerospatiale Model AS-355F Twin Star helicopter bearing

Manufacturer’s Serial No. 5004, and FAA Registration No. N5733X, and the related Promissory Note PN-943A dated October 5, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Promissory Note PN-944A dated August 5, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Promissory Note PN-952A dated December 1, 1981 payable to the order of Aerospatiale Helicopter Corporation.
     Purchase Agreement No. V-953 dated January 16, 1979 between Aerospatiale Helicopter Corporation, Seller (the “Seller”), and ALI, Buyer (the “Buyer”), as amended by Purchase Agreement Amendment #1 dated January 14, 1981 between the Seller and the Buyer, Purchase Agreement Amendment #2 dated May 18, 1981 between the Seller and the Buyer, and Purchase Agreement Amendment #3 dated October 1, 1981 between the Seller and the Buyer, relating to one Aerospatiale Model AS-355F Twin Star helicopter bearing Manufacturer’s Serial No. 5094, and FAA Registration No. N5789I, and the related Promissory Note PN-953A dated December 14, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Purchase Agreement No. V-957 dated January 16, 1979 between Aerospatiale Helicopter Corporation, Seller (the “Seller”), and ALI, Buyer (the “Buyer”), as amended by Purchase Agreement Amendment #1 dated January 14, 1981 between the Seller and the Buyer, Purchase Agreement Amendment #2 dated May 18, 1981 between the Seller and the Buyer, and Purchase Agreement Amendment #3 dated October 1, 1981 between the Seller and the Buyer, relating to one Aerospatiale Model AS-355F Twin Star helicopter bearing Manufacturer’s Serial No. 5080, and FAA Registration No. N5787T, and the related Promissory Note PN-957A dated October 27, 1981 of ALI payable to the order of Aerospatiale Helicopter Corporation.
     Promissory Note PN-946R dated October 5, 1981 payable to the order at Aerospatiale Helicopter Corporation.
     (ii) in the event: that (A) any share of Series B-1 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above, and (B) no Preferred Stock ranking junior to the Series B-1 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.
     (B) In the case of the Series B-2 Convertible Preference Shares
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation Common Stock in New York, New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and [the eleventh business day following] the date as of which the principal amount (and all accrued interest thereon) of all loans made to the corporation’s subsidiary, Offshore Logistics Services, Inc., and guaranteed by the corporation under the $25,000,000 Revolving Credit Agreement dated as of September 30, 1983 among the corporation, Offshore Logistics Services, Inc., the banks named therein and Morgan Guaranty Trust Company of New York, as agent, as amended from time to time, and made to the corporation or its subsidiary, Air Logistics of Alaska, Inc., under the $9,000,000 Secured Revolving Credit Agreement dated as of July 20, 1984 among the corporation, Air Logistics of Alaska, Inc., the banks named therein and Morgan Guaranty Trust Company of New York, as agent, as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-2 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above and (B) no Preferred Stock ranking junior to the Series B-2 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.
     (C) in the case of the Series B-3 Convertible Preference Shares:
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York, New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which all amounts due under the

Equipment Lease Agreement No. 3107313 dated as of December 13, 1977, between Wells Fargo Leasing Corporation and the corporation, as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-3 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above, and (B) no Preferred Stock ranking junior to the Series B-3 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.
     (D) In the case of the Series B-4 Convertible Preference Shares:
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York, New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which all amounts due under the Lease Agreements dated February 6, 1979, and September 1, 1979, between First Security Bank of Utah, N.A. and Thomas C. Cuthbert, as trustees, and the corporation, as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-4 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above, and (B) no Preferred Stock ranking junior to the Series B-4 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.
     (E) In the case of the Series B-5 Convertible Preference Shares:
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York,

New York, (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which all amounts due under the Lease Agreement dated as of October 1, 1980, between Continental Illinois National Bank and Trust Company of Chicago, as trustee, and the corporation, as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-5 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above, and (B) no Preferred Stock ranking junior to the Series B-5 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof,
     (F) In the case of the Series B-6 Convertible Preference Shares:
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York, New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which the principal amount (and all accrued interest thereon) of all loans made to North Sea Logistics Limited under the Loan Agreement dated as of April 12, 1979, between North Sea Logistics Limited and The First National Bank of Chicago, as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-6 Convertible Preference Share shall not be converted on or before the earlier of the two dates mentioned in clause (i) above. and (B) no Preferred Stock ranking junior to the Series B-6 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares. the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.

     (G) In the case of the Series B-7 Convertible Preference Shares
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York, New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which all amounts due under the Bareboat Charter Party dated as of July 16, 1982, between Chromalloy Leasing, Inc. and the corporation as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-7 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above, and (B) no Preferred Stock ranking junior to the Series B-7 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.
     (H) In the case of the Series B-8 Convertible Preference Shares:
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York, New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which all amounts due under the Lease Agreement dated as of June 30, 1977, between People’s National Bank of Washington, as Trustee, and the corporation, as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-8 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above, and (B) no Preferred Stock ranking junior to the Series B-8 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B

Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.
     (I) In the case of the Series B-9 Convertible Preference Shares:
     (i) at the option of the holder, and upon surrender to the corporation at the office of the transfer agent of the corporation’s Common Stock in New York, New York (or such other transfer or conversion agent, and in such other location, as the board of directors shall designate), exercised on or before the earlier of December 31, 1992 and the date as of which all amounts due under the Lease Agreement dated as of November 1, 1960, between Continental Illinois National Bank and Trust Company, as Trustee, and the corporation, as amended from time to time, have been paid in full; and
     (ii) in the event that (A) any share of Series B-9 Convertible Preference Shares shall not be converted on or before the earlier of the two dates mentioned in clause (i) above, and (B) no Preferred Stock ranking junior to the Series B-9 Convertible Preference Shares as to dividends or distribution of assets upon liquidation shall be outstanding, at the option of the corporation thereafter, into fully paid and non-assessable shares of Common Stock of the corporation at the initial conversion rate of ten shares of Common Stock for each share of Series B Convertible Preference Shares, the conversion rate being subject to adjustment as hereinafter provided in subsections (J)(a) through (J)(f) hereof.
     (J) (a) In case the corporation shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series B Convertible Preference Shares surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of shares of such Common Stock that he would have been entitled to receive after the happening of such event had such share of Series B Convertible Preference Shares been converted immediately prior to such record date.

Such adjustment shall be made whenever any of such events shall happen, but shall also be retroactively as to shares at Series B Convertible Preference Shares converted between such record date and the date of the happening of any such event.
     (b) In case the corporation shall generally issue rights or warrants to holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share that is less than the current market price per share of Common Stock (as defined in subparagraph (d) below) at the record date mentioned below, the number of shares of Common Stock into each share of Series B Preference Shares shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series B Convertible Preference Shares was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription of purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to shares of Series B Convertible Preference Shares converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.
     (c) In case the corporation shall generally distribute to holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings) or rights to subscribe other than as set forth in subparagraph (b) above, then in each such case the number of shares of Common Stock into which each share of

Series B Convertible Preference Shares shall thereafter be convertible shall be determined by multiplying the number of shares into which such share was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of Common Sock (as defined in subparagraph (d) below) on the date of such distribution and of which the denominator shall be such current market price per share of Common Stock, less the then fair market value (as determined by the board of directors of the corporation, which determination shall be conclusive) of the portion of the assets, evidences of indebtedness, or subscription rights so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to Series B Convertible Preference Shares converted between the record date for the determination of stockholders entitled to receive such distribution and the date which distribution is made.
     (d) For the purpose of any computation under subparagraphs (b) and (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 15 consecutive business days commencing 20 business days before the day in question. The closing price shall be (i) in the event the corporation’s Common Stock is traded on the American or New York Stock Exchange, the closing price as reported on the American Stock Exchange — Composite Transactions Tape or New York Stock Exchange — Composite Transactions Tape, respectively, or as reported by any successor central market system, or (ii) in the event the corporation’s Common Stock is traded solely over-the-counter, the closing representative bid price as reported by NASDAQ or any successor system for reporting quotations.
     (e) In case at any time or from time to time the corporation shall take any action affecting its capital shares, other than an action described in any of the foregoing subsections (a)

to (c), inclusive, of this Section 2.3, then, unless in the good faith determination of the board of directors of the corporation such action will not have a material adverse effect upon the rights or interests of the holders of the Series B Convertible Preference Shares, the number of shares of Common Stock deliverable upon the conversion of shares of Series B Convertible Preference Shares shall be adjusted in such manner and at such time as the board of directors of the corporation may in good faith determine to be equitable in the circumstances.
     (f) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments that by reason of the subparagraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under subparagraphs (a)-(f) shall be made to the nearest one-hundredth of a share.
     No payment or allowance shall be made upon conversion in respect of any accrued and unpaid dividends.
     2.4 Voting rights.
     (A) Except as is expressly provided in this Article IV, the holders of the Series B Convertible Preference Shares shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of any series of the Series B Convertible Preference Shares shall be entitled to vote as a separate class, they shall be entitled to one vote for each share held. On any matters on which the holders of each series of the Series B Convertible Preference Shares, together with other holders of Preferred Stock of the corporation convertible into Common Stock of the corporation, shall be entitled to vote as a single class with the holders of the Common Stock of the corporation, they shall be entitled, for each share of Series B Convertible Preference Shares held by them, to the number of votes (or fraction thereof) to which they would have been entitled if they had converted such Series B Convertible Preference Shares on the record date for such vote, after giving effect to any adjustments to the conversion rate required to be made under subsection 2.3 hereof.
     (B) So long as any shares of any series of Series B Convertible Preference Shares are outstanding, the corporation shall not, without the consent of the holders of at least two-thirds of the number of shares of such series of Series B Convertible Preference Shares at the time outstanding, amend, alter, or repeal any of the provisions of this Certificate so as to affect adversely the rights, powers, or preferences of such series of Series B Convertible Preference Shares or of the holders thereof.
     (C) So long as any shares of Series B Convertible Preference Shares are outstanding, the corporation shall not, without the consent of the holders of at least two-thirds of the number of shares of any series of Series B Convertible Preference Shares at the time outstanding, create or authorize any class of stock, or any obligation or security convertible into shares of such class, ranking prior to such series of Series B Convertible Preference Shares in respect of dividends or distribution of assets on liquidation. The corporation may, without such consent of the holders of outstanding Series B Convertible Preference Shares, increase the authorized amount of Preferred Stock or authorize obligations or securities convertible into Preferred Stock, but the corporation shall not, without the consent of two-thirds of the number of shares of any series of Series B Convertible Preference Shares present or represented at a meeting called for that purpose, issue any class of shares, or any security or obligation convertible into shares of such series or class, ranking on a parity with such series of Series B Convertible Preference Shares in respect to dividends or distribution of assets on liquidation.

     (D) The holders of Series B Convertible Preference Shares, together with all other holders of Preferred Stock of the corporation convertible into Common Stock of the corporation, shall be entitled to vote with the holders of Common Stock, as a single class, with respect to any merger or consolidation of the corporation with any other corporation, or the sale, lease, exchange, or other disposition of all or substantially all of its assets, or the voluntary dissolution of the corporation, with respect to which holders of Common Stock are entitled to vote.
     (E) Should the holders of any class of Preferred Stock of the corporation be granted voting rights in addition to those presently provided in this Certificate, the holders of each series of the Series B Convertible Preference Shares shall be entitled to comparable voting rights.
ARTICLE V
     The street address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
ARTICLE VI
     The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors. Any vacancy on the board of directors that results from an increase in the number of directors may be filed by a majority of the board of directors then in office, and any other vacancy occurring in the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
     The board of directors is expressly authorized to adopt, amend and repeal the by-laws of the corporation.

ARTICLE VII
     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is subsequently amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of directors of the corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article VII ,nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall adversely affect any right or protection of a director of the corporation existing at the time of such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VIII
     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors in the by-laws of the Corporation. Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the by-laws of the corporation shall otherwise provide.

ARTICLE IX
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE X
     The name and mailing address of the incorporator are as follows;
Jennifer S. Reader
400 Poydras Street, 30th Floor
New Orleans. Louisiana 70130
     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of December, 1987.

/s/ Jennifer S. Reader

Jennifer S. Reader
Incorporator